Exhibit 99.1

Press Release:

NovaRay Adds Will Frederick as Chief Financial Officer

Veteran Finance Executive Brings 20 Years of Strategic Financial Leadership and Expertise to NovaRay

NEWARK, California, December 11, 2008 – NovaRay Medical, Inc. (NovaRay), a developer of unique digital cardiac x-ray imaging technology and the ScanCath™ cardiac catheterization system that provides advanced imaging capabilities coupled with reductions in radiation, strengthened its senior management team with the addition of Will Frederick, as chief financial officer. Mr. Frederick will be reporting to Jack Price, president and chief executive officer.

Mr. Frederick brings to NovaRay 20 years of financial leadership in strategic planning, financial reporting, mergers, acquisitions, and international finance. Prior to joining NovaRay, Mr. Frederick was senior vice president and chief financial officer at Pharsight, a publicly owned provider of software, strategic consulting, and regulatory services for optimizing clinical drug development. Mr. Frederick was responsible for managing Pharsight’s reverse stock split, listing on the Nasdaq Capital Market and successful sale to Tripos International in October 2008.

“Will brings a well rounded skill-set and a proven ability to develop successful financial strategies for a wide range of companies with growth opportunities similar to NovaRay,” said Mr. Price. “We believe Will’s expertise will add depth to our organization and we look forward to his many contributions.”

“I am delighted to join the senior executive team of NovaRay,” said Mr. Frederick. “I look forward to contributing to the Company’s growth as we focus on opportunities to gain market share for our unique product.”

Before Pharsight, Mr. Frederick was the chief financial officer of Versata, Inc., a publicly owned provider of business rules management software and services for developing data-intensive applications. Mr. Frederick also served as interim chief executive officer at Versata and was responsible for the successful sale of the company to Trilogy Software. Prior to Versata, Mr. Frederick was the vice president of finance at Clarent Corporation, a publicly owned provider of voice solutions for next generation networks. Mr. Frederick joined Clarent after helping manage the $215 million merger of ACT Networks, a publicly owned developer and manufacturer of broadband access equipment, with Clarent. Before ACT, Mr. Frederick was the chief financial officer of IAM.com, a start-up internet portal company, where he was responsible for raising over $50 million in equity capital to fund the company’s growth. Mr. Frederick began his career in finance and accounting in 1983 and his experience includes tenure with The Walt Disney Company, Hughes Aircraft and Ford Motor Company.

About NovaRay, Inc.

NovaRay is a medical imaging company focused on developing unique innovations in proprietary digital cardiac x-ray technology. NovaRay’s initial clinical offering, the ScanCath™ cardiac catheterization system, offers advanced, revolutionary, and breakthrough imaging capabilities, coupled with reductions in radiation exposure to patients, operators, and staff.

— Forward Looking Statements —

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements relating to market share gains, radiation reduction, imaging capabilities and uniqueness of future products. These forward-looking statements involve important factors that could cause our actual results to differ materially from those in such forward-looking statements. Such important factors involve risks and uncertainties, including, but not limited to, the possibility that NovaRay may not be able to secure additional funding, the possibility that NovaRay may not be able to produce and market successfully any of its products, the possibility that NovaRay’s products will not be sufficiently accepted by physicians, hospitals and other potential customers, the possibility that NovaRay will not obtain or maintain necessary regulatory clearances or approvals relating to NovaRay’s products, and other factors, including those factors described in Forms 10-KSB and S-1 for NovaRay Medical, Inc., NovaRay’s parent corporation, and other filings NovaRay Medical, Inc. filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and NovaRay does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contact:	Rohini Hira
NovaRay, Inc.
rhira@novaraymedical.com
+1 (510) 619-9200 ext. 111
www.novaraymedical.com